UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 27, 2012

Alere Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16789	04-3565120
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453

(Address of principal executive offices)

Registrant’s telephone number, including area code: (781) 647-3900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 27, 2012, we issued a press release announcing that we have commenced a tender offer to purchase for cash any and all of our outstanding $250.0 million aggregate principal amount of 7.875% Senior Notes due 2016 (the “2016 Notes”) and a concurrent consent solicitation for proposed amendments to the indenture dated as of August 11, 2009, as amended and supplemented, among the Company, The Bank of New York Mellon Trust Company, N.A. and certain guarantors named therein, under which the 2016 Notes were issued. The tender offer is subject to the terms and conditions set forth in the Offer to Purchase (as defined in the press release) dated November 27, 2012. A copy of the press release announcing the tender offer for the 2016 Notes is filed herewith as Exhibit 99.1 and is hereby incorporated by reference herein.

In addition, on November 27, 2012, we issued a separate press release announcing that we intend to offer $450 million of senior notes due 2018 through a private placement, subject to market and other conditions. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 27, 2012, entitled “Alere Inc. Announces Tender Offer and Consent Solicitation for Any and All of its 7.875% Senior Notes due 2016”

99.2	Press Release dated November 27, 2012, entitled “Alere Inc. Announces Offering of $450 Million of Senior Notes”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.

BY:	/s/ Jay McNamara
Jay McNamara
Senior Counsel – Corporate & Finance

Dated: November 27, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 27, 2012, entitled “Alere Inc. Announces Tender Offer and Consent Solicitation for Any and All of its 7.875% Senior Notes due 2016”

99.2	Press Release dated November 27, 2012, entitled “Alere Inc. Announces Offering of $450 Million of Senior Notes”